Exhibit 99.1

DarkPulse, Inc. Contracts Kraken International Security Solutions LLC

as Part of its Border and Perimeter Security Initiatives

Kraken’s Founder Mr. Boone Smith’s extensive experience and work at U.S Dept of Homeland Security and U.S Customs and Border Protection adds the necessary team capabilities to assist the Company’s border security solutions effort.

NEW YORK, New York, June 12, 2025, DarkPulse, Inc. (OTC Pink: DPLS) (“DarkPulse”, “DPLS", or "the Company") today announced the signing of a contract for services with Kraken International Security Solutions and its founder Boone Smith, a former Executive Director at U.S. Customers and Border Protection. Boone’s more than 24 years of dedicated service with the Department of Homeland Security, Customs and Border Protection, and the U.S. Border Patrol—where he held numerous leadership roles across national and border security efforts—adds to the Company’s team of local, state and federal border experts focused on national border and perimeter security technology deployment opportunities.

“Kraken’s team, including Boone Smith the company’s founder, brings a wealth of border security expertise that will assist DarkPulse with its endeavor to deploy its sensor systems along national borders,” said Dennis O’Leary, DarkPulse founder and CEO. He continued, “I personally look forward to working with Boone and the rest of his team.”

Mr. Smith stated, “As the founder of Kraken International Security Solutions LLC, I am excited to partner with DarkPulse Inc. in this important effort to enhance our nation's border security. DarkPulse’s innovative sensing technology will play a crucial role in providing real-time surveillance and threat detection and helping to secure America’s borders more effectively. We look forward to working together to create a safer future for all Americans.”

About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains, and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position. For more information, visit www.DarkPulse.com

About Kraken International Security Solutions LLC.

Founded in 2024 by Mr. Boone Smith, Kraken International Security Solutions LLC draws on decades of expertise in homeland security, border enforcement, and strategic security initiatives. Boone’s more than 24 years of dedicated service with the Department of Homeland Security, Customs and Border Protection, and the U.S. Border Patrol—where he held numerous leadership roles across national and border security arenas—guides the company’s commitment to delivering innovative, effective security solutions and operational excellence. His comprehensive experience at various levels of government service enables Kraken to understand and address complex security challenges leveraging a proven combination of skilled personnel, established relationships, advanced technology, and infrastructure positioning Kraken to focus on strengthening security at domestic borders and beyond. Boone’s deep government background allows the firm to develop collaborative, beneficial solutions across all sectors of homeland security, improving response and resilience. With a focus on operational effectiveness, Kraken is dedicated to safeguarding critical assets and enhancing national security through innovative strategies and proven expertise.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans, and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.